SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 27, 2017

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788
(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Sale of AMK Welding, Inc.

On January 27, 2017, we sold all of the outstanding shares of AMK Welding, Inc. (“AMK”) to Meyer Tool, Inc., pursuant to a Stock Purchase Agreement dated January 27, 2017 (the “Stock Purchase Agreement”) for a purchase price of $4,500,000, subject to a working capital adjustment, plus additional quarterly payments, not to exceed $1,500,000, equal to five percent (5%) of Net Revenues of AMK commencing April 1, 2017.

AMK, based in South Windsor, Connecticut, is a provider of sophisticated welding and machining services for diversified aerospace and industrial customers which we acquired in October 2014. AMK owns all of the outstanding shares of Air Industries Group Poland, LLC, which conducts welding operations in Poland.

Fourteenth Amendment to PNC Loan Agreement

In connection with the sale of AMK to Meyer Tool, Inc., on January 27, 2017 we, together with our wholly-owned subsidiaries, entered into the Fourteenth Amendment to the Amended and Restated Revolving Credit, Term Loan And Security Agreement with PNC Bank, N.A. (the “PNC Loan Agreement”) which amends certain terms and conditions of the PNC Loan Agreement and releases AMK from its obligations under the PNC Loan Agreement.

The proceeds of the sale of AMK were applied as follows: $1,700,000 to the payment of the Term Loan (as defined in the PNC Loan Agreement), $1,800,000 to the payment of outstanding Revolving Advances (as defined in the PNC Loan Agreement), and $500,000 to the payment of  existing accounts payable. The remaining $500,000 will be applied to outstanding accounts payable on a future date to be determined by PNC or used to reduce the amount of the Revolving Advance. The amendment also waives the non-compliance at September 30, 2016 with the Fixed Charge Coverage Ratio and the Minimum EBITDA covenants for the period then ended, and requires that we maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, tested quarterly on a consolidated rolling twelve (12) month basis; however, for the quarter ending June 30, 2017, which shall be tested based upon the prior six (6) months,  the Fixed Charge Coverage Ratio shall not be less than 1.00 to 1.00 and for the quarter ending September 30, 2017, which shall be tested based upon the prior nine (9) months, the Fixed Charge Coverage Ratio shall not be less than 1.10 to 1.00. The amendment also reduces the amount to be paid weekly in repayment of excess advances in the amount of $5,294,071 under the revolving credit facility from $100,000 to $50,000 for each Monday during the months of January, February and March of 2017.  Thereafter, the weekly payments will return to $100,000 until such excess advances have been repaid in full.

Item 7.01 Regulation FD Disclosure.

On January 30, 2017 we issued a press release announcing the sale of all of the outstanding shares of AMK to Meyer Tool, Inc. and revenues for the year ended December 31, 2016. A copy of the press release is filed as Exhibit 99.1.

 The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1 10.2
Stock Purchase Agreement dated as of January 27, 2017, between Air Industries Group, AMK Welding, Inc., Air Industries Group Poland, LLC and Meyer Tool, Inc.
Fourteenth Amendment to the Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank, N.A.

99.1	Text of press release issued by Air Industries Group.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2017

AIR INDUSTRIES GROUP

By:	/s/ Daniel R. Godin
Daniel R. Godin
President and Chief Executive Officer